                                                                   EXHIBIT 23.01

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of West TeleServices Corporation on Form S-8 of our reports dated February 5, 1997, appearing in the Annual Report on Form 10-K of West TeleServices Corporation for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP


Omaha, Nebraska
June 10, 1997

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